Exhibit 99.3

April 2, 2024

VIA EMAIL

Rishi Bajaj

rbajaj@altai.com

Dear Rishi:

ContextLogic Inc. (the “Company”) is pleased to offer you employment on the terms set forth below in connection with the acquisition by Qoo10 Pte Ltd. and/or its designated affiliate (the “Buyer”) of substantially all assets of the Company (the “Transaction”) pursuant that certain Asset Purchase Agreement dated as of February 10, 2024 by and among the Company, Qoo10 Inc. and Qoo10 Pte. Ltd. (as amended or modified, the “Asset Purchase Agreement”).

1.	Position and Appointment Date. Your title will be Chief Executive Officer. In this role, you will report to the Company’s Board of Directors, and you will be expected to perform such duties and exercise such responsibilities as are assigned to you from time-to-time. In carrying out these duties and responsibilities, you shall comply with all policies, procedures, rules and regulations, both written and oral, as are provided by the Company from time-to-time, and carry out said duties and responsibilities in a diligent, faithful and honest manner. The effective date of your appointment as Chief Executive Officer will be the closing date of the Transaction or such other date as may be mutually agreed upon by you and the Company (“Appointment Date”); this will also be your appointment date for external reporting purposes. Additionally, you will continue your role as a member of our Board of Directors pursuant to your November 21, 2023 appointment letter. If the Asset Purchase Agreement is terminated without the occurrence of the closing of the Transaction, then this Agreement shall automatically terminate without having any effect.

2.	Compensation. The Company will pay you a starting base salary of $1.00 per year, payable in accordance with the Company’s standard payroll schedule. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies and procedures in effect from time to time.

3.	Confidential Information and Invention Assignment Agreement. Like all Company employees, you are required to sign the Company’s standard Confidential Information and Invention Assignment Agreement, a copy of which is attached hereto as Exhibit A.

4.	Conflicts of Interest. During your employment, you agree not to engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, which materially interferes with the performance of your job duties, or creates a conflict of interest (this includes any other full-time employment arrangements); provided, however, that you may continue to provide services and/or continue to engage in the current business activities that you list on Exhibit B hereto during your employment with the Company. During your employment with the Company, you may request (and submit for approval) an Outside Activity Disclosure Form from hr@contextlogicinc.com to disclose any other outside employment, business, or activity in which you intend to engage during employment with the Company. Failure to make disclosures is considered a material representation that you are not engaged or associated with any such outside activities at the beginning of employment. You will be responsible for complying with the Company’s Conflict of Interest Policy, including updated disclosures of such outside activities, at all times during employment.

5.	Employment Relationship. Employment with the Company is at-will. This means that you have the right to resign and the Company has the right to terminate your employment at any time, for any or no reason, with or without cause, and with or without notice. Any contrary representations that may have been made to you are superseded by this letter agreement. This, along with the Confidential Information and Invention Assignment Agreement, is the full and complete agreement between you and the Company on this term. Although your job duties, title, responsibilities, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Board of Directors of the Company. At the sole discretion of the Company, you agree to serve, without additional compensation, as a director, officer, or member of the board of directors (collectively, “officer positions”) of any of the Company’s partnerships, joint ventures or other affiliates, if applicable. If your employment with the Company is terminated for any reason, whether such termination is voluntary or involuntary, you agree to take all necessary actions, as reasonably requested by the Company, to resign from all officer positions.

6.	Tax Matters.

(a)	Withholding. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law.

(b)	Tax Advice. You are encouraged to obtain your own tax advice regarding your compensation from the Company. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation.

7.	Interpretation, Amendment and Enforcement. Unless otherwise specified in this letter agreement, this letter agreement and the accompanying exhibits, including the Confidential Information and Invention Assignment Agreement, along with documents related to your equity grants, constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company and supersede any prior agreements between you and the Company. This letter agreement may only be amended by an authorized officer of the Company.

8.	Arbitration of Disputes. The Company and I mutually consent to the resolution by arbitration, under the applicable rules of JAMS (which are available at jamsadr.com, or from the Company upon my request), of all claims (common law or statutory) that the Company might have against me, or that I may have against the Company, its affiliated companies, the directors, employees or agents of any such company, and all successors and assigns of any of them. The Company and I waive the right to have a court or jury trial on any arbitrable claim. The Federal Arbitration Act shall govern this arbitration agreement, or if for any reason the FAA does not apply, the arbitration law of the state in which I rendered services to the Company. Notwithstanding any provision of the JAMS Rules, arbitration shall occur on an individual basis only, and a court of competent jurisdiction (and not an arbitrator) shall resolve any dispute about the formation, validity, or enforceability of any provision of this arbitration agreement. I waive the right to initiate, participate in, or recover through, any class or collective action. To the maximum extent permitted by law, the arbitrator shall award the prevailing party its costs and reasonable attorney’s fees; provided, however, that the arbitrator at all times shall apply the law for the shifting of costs and fees that a court would apply to the claim(s) asserted. Nothing in this arbitration agreement prevents me from filing or recovering pursuant to a complaint, charge, or other communication with any federal, state or local governmental or law enforcement agency. This arbitration agreement shall remain in effect notwithstanding the termination of my association with the Company. To opt-out of this paragraph, you must complete an opt-out form prior to your Appointment Date. Please email hr@contextlogicinc.com for the form.

9.	Contingencies. Your employment with the Company is contingent upon you remaining authorized to work in the United States for the Company. The Company reserves the right to conduct background, credit and/or reference checks on all of its potential employees. Your offer of employment, therefore, is contingent upon clearance of such background, credit and/or reference checks, including satisfactory responses to a D&O questionnaire.

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We hope that you will accept the offer to become the Chief Executive Officer of the Company. You may indicate your agreement with these terms and accept this offer by signing and dating this letter agreement and the enclosed exhibit, and returning them to hr@contextlogicinc.com. This letter agreement, if not accepted, will expire at the end of day on April 8, 2024.

Very truly yours,

ContextLogic Inc.

/s/ Tanzeen Syed

Tanzeen Syed
Chair of the Board of Directors & Compensation Committee

Enclosures

I have read and accept this employment offer:

Name: Rishi Bajaj

Signature:	/s/ Rishi Bajaj

Date (MM/DD/YYYY): 04/02/2024

EXHIBIT A

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

The following confirms and memorializes an agreement that ContextLogic Inc., a Delaware corporation (the “Company”) and I have had since the commencement of my employment (which term, for purposes of this agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by Company:

1. Prohibitions on Use of Third Party Information. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. I represent that I have not retained and will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company.

2. Work for Hire; Assignment of Inventions. I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are “works for hire” under the Copyright Act and that pursuant to this Agreement, the Company is and without any further action required by either party shall be considered the author and owner of such copyrightable works. I agree that all inventions that I make, create, conceive, or first reduce to practice during the period of my employment, whether or not in the course of my employment, that (i) are developed using equipment, supplies, facilities or trade secrets of the Company, (ii) result from work performed by me for the Company, or (iii) relate to the Company’s business or actual or demonstrably anticipated research and development (the “Assigned Inventions”), are and will continue to be the sole and exclusive property of the Company pursuant to this Agreement without any further action required by either party. I hereby irrevocably assign the Assigned Inventions to the Company. I understand that this assignment by me pursuant to this Agreement is intended to, and does, extend to subject matters currently in existence, those in development, as well as those which have not yet been created.

(a) Prior Inventions. Attached hereto as Appendix B is a list describing all inventions, original works of authorship, developments and trade secrets which were made by me or acquired by me prior to the date of this Agreement, which belong to me and which are not assigned to the Company (“Prior Inventions”). If no such list is attached, I agree that it is because no such Prior Inventions exist. I acknowledge and agree that if I use any of my Prior Inventions in the scope of my employment, or include them in any product or service of the Company, I hereby grant to the Company a perpetual, irrevocable, nonexclusive, world-wide, royalty-free license without any further action required by either party to use, disclose, make, sell, copy, distribute, modify and create works based on, perform or display such Prior Inventions and to sublicense third parties with the same rights. If, at any time, a court or other tribunal rules that my assignment under this Paragraph is ineffective or unenforceable for any reason, I agree to perform all actions necessary to assign the Assigned Inventions and/or Prior Inventions to the Company.

(b) Disclosure of Inventions. I agree that without any further compensations and without any further action being necessary on my part, through this Agreement Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas, computer software programs, and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by law, including California Labor Code Section 2870 if applicable (collectively “Inventions”), and I will promptly disclose all Inventions to Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by law, including California Labor Code Section 2870 (which is attached as Appendix A) if applicable, so that the Company can make an independent assessment.

(c) Assistance/Power to Act. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections that the Company owns and/or which I have assigned to the Company pursuant to this Agreement. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company’s request on such assistance. I hereby irrevocably designate and appoint the Company through its General Counsel as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of Company, I use or disclose my own or any third party’s confidential information or intellectual property (or if any Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. Assignment of Other Rights. In addition to the foregoing assignment of Assigned Inventions to the Company, I hereby irrevocably transfer and assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights, including but not limited to rights in databases, in any Assigned Inventions, along with any registrations of or applications to register such rights; and (ii) any and all “Moral Rights” (as defined below) that I may have in or with respect to any Assigned Inventions. I also hereby forever waive and agree never to assert any and all “Moral Rights” I may have in or with respect to any Assigned Inventions, even after termination of my work on behalf of the Company. “Moral Rights” mean any rights to claim authorship of or credit on an Assigned Inventions, to object to or prevent the modification or destruction of any Assigned Inventions or Prior Inventions licensed to Company under this Agreement, or to withdraw from circulation or control the publication or distribution of any Assigned Inventions or Prior Inventions licensed to Company under this Agreement, and any similar right, existing under judicial or statutory law of any country or subdivision thereof in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

4. Confidential Information.

(a) Generally. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that (a) relates to the business of the Company or to the business of any customer, merchant or vendor of the Company, or any other party with whom the Company agrees to hold information of such party in confidence; (b) that is not generally known to the public or to other persons in the industry; and (c) that the Company has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure (“Confidential Information”). Confidential Information covered by this Agreement means (i) trade secrets; (ii) proprietary information that does not rise to the level of a statutorily protectable trade secret that is made the property of the Company through positive operation of law in the form of this mutual agreement of the parties; and/or (iii) information that is otherwise legally protectable. Such Confidential Information includes, but is not limited to, inventions, knowledge, data, information, know-how, non-public intellectual property rights including unpublished or pending patent applications and all related patent rights, techniques, formulae, processes, discoveries, improvements, ideas, conceptions, compilations of data, and developments, whether or not patentable and whether or not copyrightable. By way of example, Confidential Information includes: information relating to the Company’s products, services and methods of operation, the identities and competencies of the Company’s employees, customers and suppliers, chemical formulae, computer software, financial information, operating and cost data, research databases, selling and pricing information, business and marketing plans, and information concerning potential acquisitions, dispositions or joint ventures. The foregoing are only examples of Confidential Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine.

(b) Treatment of Confidential Information. At all times, both during my employment and after its termination, I will keep all Confidential Information in strict confidence. I will not use, disclose, copy, reverse-engineer, distribute, gain unauthorized access or misappropriate any Confidential Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will not take with me or retain any documents or materials or copies thereof containing any Confidential Information. I agree to return all Confidential Information (original, hard and electronic copies) in my possession on or before my last day of employment. If, at the time of termination, I have Confidential Information stored in my personal computer or any mobile, cloud, or other storage medium, I shall so advise the Company. I will then work with the Company to ensure that the location of all such information is fully disclosed to the Company, retrieved by the Company in a forensically sound manner, and is permanently deleted by the Company or its designee, and I will not delete or destroy any Confidential Information in my possession or control. Upon Company request, I will execute a document confirming my agreement to honor my responsibilities contained in this Agreement after my departure. Notwithstanding my confidentiality obligations, I am permitted to disclose Confidential Information that is required to be disclosed by me pursuant to judicial order or other legal mandate, provided that I have given the Company prompt notice of the disclosure requirement, and that I fully cooperate with any efforts by the Company to obtain and comply with any protective order imposed on such disclosure. I understand that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. Non-Solicitation of Merchants/Vendors/Customers. During my employment with the Company, I will not directly or indirectly solicit or otherwise take away customers, merchants or vendors of the Company. For one year after the termination I will not directly or indirectly solicit or otherwise take away customers, merchants or vendors of the Company if, in so doing, I access, use or disclose any Confidential Information of the Company. I acknowledge and agree that the names and addresses of the Company’s customers, merchants or vendors, and all other confidential information related to them, including their buying and selling habits and special needs, whether created or obtained by, or disclosed to me during my employment, constitute Confidential Information of the Company.

6. Efforts; Duty Not to Compete. I understand that my employment with the Company requires my undivided loyalty, attention and effort. As a result, I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

7. Company Property. All materials, documents and data pertaining to the business of the Company that come into my possession by virtue of my employment with the Company are the property of the Company. Upon termination of my employment (regardless of reason), or upon request of the Company at any time, I will deliver to the Company the originals and all copies of such documents and materials and any other property of any nature belonging to the Company or relating to the Company’s business in my possession or control, including all forms of Confidential Information. I will work with the Company to ensure that the location of all such information is fully disclosed to the Company, retrieved by the Company in a forensically sound manner, and is permanently deleted by the Company or its designee, and I will not delete or destroy any Confidential Information or company property in my possession or control.

8. Independent Obligations and Waivers. I acknowledge that my obligations under this Agreement are intended to be agreements separate and independent from any other terms and provisions of my employment. The existence of any claim or cause of action by me against the Company, whether predicated on my employment or otherwise, shall not constitute a defense to the enforcement by the Company of my obligations hereunder. I further acknowledge that no delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver or such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

9. Further Assurances. I agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

10. Obligations After Termination. I agree that my obligations under paragraphs 2, 3, 4, and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, its successors and assigns.

11. Governing Law; Severability. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

12. DTSA Notification. Notwithstanding my confidentiality obligations set forth in this Agreement, I understand that, pursuant to the Defend Trade Secrets Act of 2016, I will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I understand that in the event it is determined that disclosure of Company trade secrets was not done in good faith pursuant to the above, I will be subject to substantial damages, including punitive damages and attorneys’ fees.

13. Name & Likeness Rights. I hereby authorize the Company to use, reuse, and to grant others the right to use and reuse, my image, photograph, likeness (including caricature), voice, and any reproduction or simulation thereof, in any form of media or technology now known or hereafter developed (including, but not limited to, film, video and digital or other electronic media), both during and after my employment, for any purposes related to the Company’s business, such as marketing, advertising, credits, and presentations.

14. Non-Disparagement. I further agree that I will not make any statement or issue any communication (or encourage or induce anyone else to do so), written or otherwise, directly or indirectly, that disparages, criticizes or otherwise reflects adversely on, or encourages any adverse action against, the Company or any of its predecessors, successors, divisions, or any of its former or current agents, directors, officers, owners, executives, employees or customers, or or their business, products, services, policies or practices, to the press, the media or the public generally, or to any current, former or prospective employee thereof, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law, or in connection with a government investigation.

15. At Will Employment. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an “at will” employee of the Company and that my employment can be terminated at any time, with or without notice and with or without cause, for any reason or for no reason, by either the Company or myself. I acknowledge that any statements or representations to the contrary are ineffective, unless put into a writing signed by the Company. I further acknowledge that my participation in any stock option or benefit program is not to be construed as any assurance of continuing employment for any particular period of time. This Agreement shall be effective as of the first day of my employment by the Company.

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I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Name: Rishi Bajaj

	Signature:	/s/ Rishi Bajaj

Accepted and Agreed to:

CONTEXTLOGIC INC.

/s/ Tanzeen Syed

Name: Tanzeen Syed

Title: Chair of the Board of Directors & Compensation Committee

Date: 04/02/2024

APPENDIX A TO

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

I have been notified and understand that the provisions of the Confidential Information and Invention Assignment Agreement do not apply to any Assigned Invention that qualifies fully under the provisions of Section 2870 of the California Labor code (or any comparable law of any other State), which states as follows:

Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for his employer.

To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under California Labor Code Section 2870(a), the provision is against the public policy of this state and is unenforceable.

APPENDIX B TO

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number or Brief Description

If I have any prior inventions or improvements to list, I will print and fill out this page and send it separately to hr@contextlogicinc.com. The completed form will then be placed in my personnel file.

Signature:	/s/ Rishi Bajaj
Name:	Rishi Bajaj

EXHIBIT B

LIST OF CURRENT BUSINESS SERVICES AND ACTIVITIES

Company:
Industry:
Description of Role:

Company:
Industry:
Description of Role:

Company:
Industry:
Description of Role:

Company:
Industry:
Description of Role:

Signature:	/s/ Rishi Bajaj
Name:	Rishi Bajaj